SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2005

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
                                         (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                                         (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
                                        Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
                                        Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective March 1, 2005, the Compensation Committee of the Board of Directors of RC2 Corporation (the "Company") approved discretionary bonus payments for 2004 for senior management. The following table sets forth the bonus amounts for 2004 to the Company's senior management:

Name	2004 Bonus Amount

Curtis W. Stoelting	$87,500
Peter J. Henseler	$87,500
Richard E. Rothkopf	$75,000
John W. Lee II	$50,000
Jody L. Taylor	$45,000
Helena Lo	$45,000

Also, effective March 1, 2005, the Compensation Committee approved annual stock option grants under the Corporation's Stock Incentive Plan. A copy of the form of grant agreement under the Stock Incentive Plan is attached hereto as an exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed herewith:

Exhibit 99.1 - Form of Grant Agreement for the Racing Champions Ertl Corporation Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date: March 8, 2005
BY  /s/ Jody L. Taylor
       Jody L. Taylor, Chief Financial Officer